UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2008
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23-661	38-3317208

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road,	Wixom, Michigan	48393

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(248) 960-9009

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 24, 2008, Rockwell Medical Technologies, Inc. (the “Company”) executed a Mutual Release and Settlement Agreement with FWLL, LLC and ST Holdings, Inc. (“Plaintiffs”), which had previously leased to the Company a facility and related equipment, to settle the outstanding litigation it had brought against the Company in South Carolina. Pursuant to the Mutual Release and Settlement Agreement, the Company will make two payments to Plaintiffs: an initial payment of $375,000 to be made by October 24, 2008 and a second payment of $375,000 to be made on or before January 1, 2009. The parties also agreed to dismiss with prejudice all claims in the above litigation, to a mutual non-disparagement covenant and to a mutual release and waiver of all claims each may have against the other.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: September 26, 2008	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer